Exhibit 99.1

Blue Apron Announces Planned $78 Million in Equity Capital Raise, Including a $45 Million Fully Backstopped Rights Offering and Sale of Additional Shares of Class A Common Stock and Warrants for $33 Million

Effective Purchase Price Equal to $10.00 for One Share of Class A Common Stock Plus Associated Warrants

Proceeds Expected to Fund Growth Strategy, ESG Framework, and Employee Benefits

Blue Apron Also Announces Certain Board Changes, and Collapse of Multiclass Voting Structure

NEW YORK, September 15, 2021 -- Blue Apron Holdings, Inc. (NYSE: APRN) today announced $78.0 million of a planned equity capital raise, including a $45.0 million fully backstopped rights offering to holders of its Class A common stock and holders of certain warrants to purchase Class A common stock, a private placement with the backstop provider, an entity affiliated with Joseph N. Sanberg, for gross proceeds of $30.0 million, which will close promptly following the consummation of the rights offering subject to customary closing conditions, and the closing of a $3.0 million private placement with Matthew B. Salzberg, the company’s co-founder. In connection with the equity capital raise, Blue Apron is also announcing certain changes to its board of directors and capital structure.

Fully Backstopped Rights Offering and Related Private Placements

Pursuant to the terms of the fully backstopped rights offering, the company intends to issue, for no consideration, non-transferable subscription rights, which will entitle eligible holders as of the record date to purchase their pro rata amount of $45.0 million of (i) shares of Class A common stock, (ii) warrants to purchase additional shares of Class A common stock at an exercise price of $15.00 per share, (iii) warrants to purchase additional shares of Class A common stock at an exercise price of $18.00 per share, and (iv) warrants to purchase additional shares of Class A common stock at an exercise price of $20.00 per share.

The warrants will have a term of seven years from the date of issuance. No fractional shares of Class A common stock will be issued in the rights offering, or upon exercise of the warrants. Participants in the proposed rights offering will need to exercise multiple rights and pay an aggregate subscription price of at least $10.00 to participate in the rights offering and for each $10.00 will receive one share of Class A common stock, as well as the ratios of associated warrants—one warrant for 0.8 of one share with a $15.00 exercise price per share, one warrant for 0.4 of one share with a $18.00 exercise price per share, and one warrant for 0.2 of one share with a $20.00 exercise price per share.

The company has entered into a purchase agreement with RJB Partners LLC, a Class A stockholder and an affiliate of Joseph N. Sanberg, a founding investor of the company, and Matthew B. Salzberg, a co-founder of the company. Joseph N. Sanberg proposed an investment of up to $75.0 million in the company in the form of a private placement (the “Concurrent Private Placement”) and agreed to make $45.0 million of the investment available to the company’s existing stockholders and to backstop that amount in full. Pursuant to the terms of the purchase agreement, RJB Partners LLC has agreed to purchase in the Concurrent Private Placement, on the same terms as the rights offering and for an aggregate purchase price of $30.0 million, (i) 3,000,000 shares of Class A common stock, (ii) warrants to purchase 2,400,000 shares of Class A common stock at an exercise price of $15.00 per share, (iii) warrants to purchase 1,200,000 shares of Class A common stock at an exercise price of $18.00 per share, and (iv) warrants to purchase 600,000 shares of Class A common stock at an exercise price of $20.00 per share. The purchase agreement also commits RJB Partners LLC to purchase in a private placement (the “Backstop Private Placement”), any and all shares of Class A common stock and warrants that remain unsubscribed for in the rights offering for an aggregate purchase price equal to $45.0 million less the aggregate gross proceeds received from participants in the rights offering. Pursuant to the terms of the purchase agreement, the Backstop Private Placement and Concurrent Private Placement are expected to close concurrently, shortly after the expiration of the rights offering subscription period. Under the purchase agreement, the company has agreed to provide RJB Partners LLC with certain customary registration rights with respect to the securities purchased in the Backstop Private Placement and Concurrent Private Placement.

Pursuant to the terms of the purchase agreement, the company also sold to Matthew B. Salzberg (the “Salzberg Private Placement”), on the same terms as the proposed rights offering, Backstop Private Placement and Concurrent Private Placement and for aggregate gross proceeds of $3.0 million, (i) 300,000 shares of Class A common stock, (ii) warrants to purchase 240,000 shares of Class A common stock at an exercise price of $15.00 per share, (iii) warrants to purchase 120,000 shares of Class A common stock at an exercise price of $18.00 per share, and (iv) warrants to purchase 60,000 shares of Class A common stock at an exercise price of $20.00 per share. The Salzberg Private Placement closed concurrently with signing the purchase agreement. Under the purchase agreement, the company has agreed to provide Matthew B. Salzberg with certain customary registration rights with respect to the securities purchased in the Salzberg Private Placement.

RJB Partners LLC’s obligation to purchase the securities pursuant to the purchase agreement and to fulfill its backstop commitment and the company’s obligation to issue the securities in the Concurrent Private Placement and the Backstop Private Placement are subject to certain customary closing conditions, including completion of the proposed rights offering. The rights offering, Backstop Private Placement and Concurrent Private Placement are expected to close in the fourth quarter of 2021.

Because the company must register the rights offering with the U.S. Securities and Exchange Commission (the “SEC”), no record date has been set yet. Additional information about the proposed rights offering and related transactions will be contained in the registration statement and in a Current Report on Form 8-K to be filed with the SEC, including a copy of the purchase agreement.

The securities to be offered in the proposed rights offering, proposed Backstop Private Placement and proposed Concurrent Private Placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The company intends to file with the SEC a registration statement under the Securities Act relating to the proposed rights offering as soon as practicable. The securities to be offered in the proposed rights offering may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement has become effective. The proposed rights offering, which is expected to commence following the effectiveness of the registration statement, will only be made by means of a prospectus to be filed as part of the registration statement. The terms of the proposed rights offering, including subscription price, the record date for the distribution of the subscription rights and the subscription period, will be included in the prospectus.

Use of Proceeds

The company plans to use the net proceeds of the rights offering, Backstop Private Placement, Concurrent Private Placement and Salzberg Private Placement to:

•	accelerate its growth strategy to drive revenue and customer growth;

•	build a framework to establish an ESG program and advance its sustainability goals; including achieving carbon neutrality targets by early 2022; and

•	increase wages, benefits and training for its hourly employees.

The company is also permitted by the terms of the purchase agreement to use the proceeds of the transactions to repay up to $5.0 million of outstanding indebtedness.

Board Changes; Collapse of Multiclass Voting Structure

In connection with the Salzberg Private Placement and the proposed transactions, Matthew B. Salzberg, the company’s co-founder and board chair, and Barry Salzberg, have resigned from the company’s board of directors to focus on their other board roles and business interests. The company appreciates Matthew B. Salzberg’s and Barry Salzberg’s dedication to the company and continued support. The board of directors has appointed Jennifer Carr-Smith, a current independent board member, to succeed Matthew B. Salzberg as board chair.

Further, in connection with the rights offering and related financing transactions, certain of Blue Apron’s existing holders of Class B common stock, including Matthew B. Salzberg, Barry Salzberg, Joseph N. Sanberg, and certain of their respective affiliates, have converted their shares of Class B common stock, each share of which is entitled to 10 votes per share, to shares of the company’s Class A common stock, which is entitled to one vote per share. As a result of these conversions, pursuant to the company’s restated certificate of incorporation, as amended, which provides for the automatic conversion of all outstanding shares of Class B common stock when the outstanding shares of Class B common stock represent less than 5% of the combined voting power of the outstanding shares of Class A common stock and Class B common stock, each outstanding share of Blue Apron’s Class B common stock automatically converted into one share of Class A common stock. As a result, effective immediately, Blue Apron only has one class of common stock outstanding, Class A common stock, each share of which is entitled to one vote.

Advisors

Wilmer Cutler Pickering Hale and Dorr LLP is acting as legal advisor to Blue Apron in connection with the transactions. Sullivan & Cromwell LLP is acting as legal advisor to RJB Partners LLC and Joseph N. Sanberg in connection with the transactions.

Other Important Information

The securities sold in the Salzberg Private Placement, and to be sold in the proposed rights offering, proposed Backstop Private Placement and proposed Concurrent Private Placement, have not been registered under the Securities Act or the securities laws of any state or other applicable jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities issued in the Salzberg Private Placement or the securities to be issued in the proposed rights offering, proposed Backstop Private Placement and proposed Concurrent Private Placement, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offering of the securities under the registration statement related to the rights offering or the resale registration statements related to the private placements will only be made by means of a prospectus.

About Blue Apron

Blue Apron’s vision is “better living through better food.” Launched in 2012, Blue Apron offers fresh, chef-designed recipes that empower home cooks to embrace their culinary curiosity and challenge their abilities to see what a difference cooking quality food can make in their lives. Through its mission to spark discovery, connection and joy through cooking, Blue Apron continuously focuses on bringing incredible recipes to its customers, while minimizing its carbon footprint, reducing food waste, and promoting diversity and inclusion.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding the company’s plans to launch a rights offering, the transactions contemplated by the purchase agreement, the anticipated final terms, timing and completion of the proposed rights offering, proposed Backstop Private Placement and proposed Concurrent Private Placement, the use of proceeds from the proposed rights offering, proposed Backstop Private Placement, proposed Concurrent Private Placement and completed Salzberg Private Placement, and the company’s plans, strategies, and prospects for its business. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “hope,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including, but not limited to: risks and uncertainties related to: whether the proposed transactions will be completed in a timely manner, or at all; the risk that all of the closing conditions under the purchase agreement are not satisfied; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; the final terms of the proposed rights offering, proposed Backstop Private Placement and proposed Concurrent Private Placement; market and other conditions; the satisfaction of customary closing conditions related to the proposed rights offering; risks related to the diverting of management’s attention from Blue Apron’s ongoing business operations; the impact of general economic, industry or political conditions in the United States or internationally including the ongoing COVID-19 pandemic and other important risk factors set forth under the caption “Risk Factors” in the Form S-3 to be filed with the SEC, in Blue Apron’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and in any other subsequent filings made with the SEC by Blue Apron. There can be no assurance that Blue Apron will be able to complete the proposed rights offering, proposed Backstop Private Placement and proposed Concurrent Private Placement on the anticipated terms, or at all. Any forward-looking statements contained in this press release speak only as of the date hereof, and Blue Apron specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact

Muriel Lussier

Blue Apron

muriel.lussier@blueapron.com

Investor Contact

investor.relations@blueapron.com